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                              CONSULTING AGREEMENT

         CONSULTING AGREEMENT made this ____ day of __________, 199_ between CARNEGIE BANCORP, a New Jersey corporation with its principal office at 619 Alexander Road, Princeton, New Jersey 08540 ("Carnegie") and BETTINGER & LEECH, INC., a corporation located at 845 Third Avenue, New York, New York 10022 (the "Consultant").

                                    RECITAL:

         WHEREAS, the parties hereto desire to enter into this Agreement to provide for the retention by Carnegie of the Consultant to make available the services of Abraham L. Bettinger ("Bettinger") as a consultant to Carnegie and for certain other matters in connection with such retention as set forth more fully in this Agreement;

         NOW, THEREFORE, the parties hereto, in consideration of the mutual premises and covenants herein contained and intending to be legally bound hereby, agree as follows:

         1. Duties. Carnegie agrees that the Consultant shall be retained by Carnegie commencing on the date (the "Merger Date") of the closing of the merger between Carnegie and Regent Bancshares Corp. as a consultant to Carnegie. The Consultant agrees to provide the services of Abraham L. Bettinger to Carnegie as and when requested by the Chairman of the Board or President and Chief Executive Officer of Carnegie, subject to the reasonable convenience and schedule of Bettinger in light of his other business activities.

         2. Term. Subject to paragraphs 4 and 5 hereof, the Consultant's retention hereunder shall be for a term of two years commencing on the Merger Date.

         3.       Compensation and Expenses.


                  (a) During the term of this Agreement, the Consultant shall be paid a consulting fee at the rate of $70,000 per year in full payment of the services to be rendered by the Consultant to Carnegie hereunder. The consulting fee shall be paid by Carnegie to the Consultant in quarterly installments of $18,750 or as otherwise agreed by Carnegie and the Consultant.


                  (b) The Consultant is authorized to incur, and Carnegie agrees to reimburse the Consultant for, reasonable and necessary out-of-pocket expenses incurred by the Consultant in rendering the consulting services provided for herein, as historically billed to Regent.

                  (c) Bettinger shall be paid a fee in connection with his services as a director of Carnegie in accordance with the policies of Carnegie concerning fees paid to directors, as in effect from time to time.

         4.       Death or Total Disability of Bettinger.


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                  (a) In the event of the death of Bettinger during the term of this Agreement, this Agreement shall terminate effective as of the date of Bettinger's death, and Carnegie shall not have any further obligations or liability to the Consultant hereunder except as provided in paragraph 7 hereof and except that Carnegie shall pay to the Consultant any unpaid fees for consulting services rendered prior to the date of Bettinger's death and reimburse the Consultant for any business expenses incurred by the Consultant which had not been reimbursed at the date of Bettinger's death.

                  (b) In the event of the Total Disability (as defined herein) of Bettinger for a period of 90 consecutive days during the term of this Agreement, Carnegie shall have the right to terminate the Consultant's services hereunder by giving the Consultant 10 days' written notice thereof and, upon expiration of such 10-day period, Carnegie shall not have any further obligations or liability to the Consultant hereunder except as provided in paragraph 7 hereof and except that Carnegie shall pay to the Consultant any unpaid fees for consulting services rendered prior to the date of termination and reimburse the Consultant for any business expenses incurred by the Consultant which had not been reimbursed at the date of termination. As used herein, the term "Total Disability" shall mean a mental or physical condition which, in the reasonable opinion of Carnegie, renders Bettinger unable to perform the consulting services.

         5. Termination for Cause. Carnegie shall have the right to terminate the Consultant's services hereunder for Cause (as defined herein) by giving the Consultant 10 days' written notice thereof and, upon expiration of such 10-day period, Carnegie shall not have any further obligations or liability to the Consultant hereunder except as provided in paragraph 7 hereof and except that Carnegie shall pay to the Consultant any unpaid fees for consulting services rendered prior to the date of termination and reimburse the Consultant for any business expenses incurred by the Consultant which had not been reimbursed at the date of termination. As used herein, the term "Cause" shall mean (i) the Consultant's or Bettinger's willful and continued failure to perform his duties hereunder, (ii) fraud, misappropriation or other intentional material damage to the property or business of Carnegie or (iii) the Consultant's or Bettinger's admission or conviction of, or plea of nolo contendere to, any felony that, in the judgment of the Board of Directors of Carnegie, adversely affects Carnegie's reputation or the Consultant's ability to perform his duties hereunder.

         6.       Non-Disclosure.

                  (a) Except as required in the performance of their duties hereunder, the Consultant and Bettinger shall not use or disclose any Confidential Information (as hereinafter defined) or

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any know-how or experience related thereto without the express written authorization of Carnegie. Upon termination of this Agreement, the Consultant and Bettinger shall leave with Carnegie all documents and other items in their possession which contain Confidential Information. For purposes of this paragraph 6(a), the term "Confidential Information" shall mean all information about Carnegie or relating to any of its services or any phase of its operations not generally known to any of its competitors with which the Consultant and Bettinger become acquainted during the term of this Agreement.

                  (b) Carnegie, the Consultant and Bettinger agree that irreparable damage would occur in the event that the provisions of paragraph 6(a) hereof were not performed in accordance with their specific terms or were otherwise breached. Carnegie, the Consultant and Bettinger accordingly agree that Carnegie shall be entitled to an injunction or injunctions to prevent a breach of paragraph 6(a) hereof and to enforce specifically the terms and provisions of paragraph 6(a) hereof in addition to any other remedy to which Carnegie is entitled at law or in equity.

                  (c) The provisions of this paragraph 6 shall survive the termination of this Agreement.

         7. Indemnification. Carnegie shall indemnify the Consultant and Bettinger, to the fullest extent permitted by law, for any and all liabilities to which the Consultant or Bettinger may be subject as a result of, in connection with or arising out of its retention by Carnegie hereunder, as well as the costs and expenses (including attorneys' fees and expenses) of any legal action or claim brought or threatened to be brought against the Consultant or Bettinger or Carnegie as a result of, including but not limited to, any investigation of such claim in connection with or arising out of such retention. The Consultant and Bettinger shall be entitled to the full protection of any insurance policies which Carnegie may elect to maintain generally for the benefit of its directors and officers.

         8.       Assignment.

                  (a) The rights and obligations of Carnegie under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of Carnegie.

                  (b) This Agreement and the obligations created hereunder may not be assigned by the Consultant.

         9.       Miscellaneous.

                  (a) Any amendment to this Agreement, including any extension of the term of this Agreement, shall be made in writing and signed by the parties hereof.


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                  (b)      This Agreement shall be governed by and construed
in accordance with the laws of the State of New Jersey.

                  (c) All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when mailed by certified or registered mail, return receipt requested, addressed as follows:

                  If to the Consultant or Bettinger:

                           Bettinger & Leech, Inc.
                           845 Third Avenue
                           New York, New York  10022
                           Attention:  Abraham L. Bettinger, President

                  If to Carnegie:

                           Carnegie Bancorp
                           619 Alexander Road
                           Princeton, New Jersey 08540
                           Attention:  Thomas L. Gray, Jr., President and
                                       Chief Executive Officer

Any party may change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

                  (d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements of the parties with respect thereto.

                  IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the date first above written.

                                             CARNEGIE BANCORP


                                             By:______________________________
                                               Thomas L. Gray, Jr., President
                                               and Chief Executive Officer




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                                           BETTINGER & LEECH, INC.


                                           By:_______________________________


                                              Abraham L. Bettinger,
                                              President


                                           ----------------------------------
                                              Abraham L. Bettinger



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